Inventergy to Present at FSXinterlinked Investment Conference on Friday, August 1st

CAMPBELL, CA-- Jul 30, 2014 - Inventergy Global, Inc. (NASDAQ: INVT) announced today its presentation at the upcoming FSX Investment Conference, one of the oldest and most established investment conferences in the nation. The FSXinterlinked Conference will be held at the Four Seasons Westlake Village, California, from July 30 to August 2, 2014.

Event: FSXinterlinked Investment Conference

Location: Four Seasons Hotel Westlake Village

Date: Friday, August 1, 2014.

Joe Beyers, Chairman and CEO of Inventergy, will present a corporate overview of the business and will be available during the conference for one-on-one meetings with investors.

To arrange a one-on-one meeting with management, please contact Robert Haag at invt@irthcommunications.com or 1-866-976-4784.

About Inventergy Global, Inc.

Inventergy Global, Inc. is Silicon Valley-based intellectual property company dedicated to identifying, acquiring and licensing the patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the Company leverages decades of corporate experience, market and technology expertise, and industry connections to assist Fortune 500 companies in leveraging the value of their innovations to achieve greater returns. For more information about Inventergy Global, visit www.inventergy.com.

Contact:

Investors:

Chris Camarra

Director, Investor Relations

Inventergy, Inc.

chris@inventergy.com

1-212-260-0579

Robert Haag

Managing Partner

IRTH Communications

Robert@irthcommunictions.com

1-866-976-4784